UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

___________________________________________________________________

Date of report (Date of earliest event reported): November 17, 2008

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25659	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

228 East 45th Street, 8th Floor	10017
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 1-(212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

November 17, 2008

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2008, Gavin Campion, our current President, and Steven G. Felsher, an experienced marketing communications industry veteran, were elected to our board of directors.

Mr. Campion, age 36, has served as our President since April 2008. Mr. Campion previously served as managing director of Sputnik Agency Pty Ltd., a leading video-centric interactive marketing agency that is a subsidiary of KIT digital. Under his leadership, Sputnik won the B&T Interactive Agency of the Year award in 2007. In 1999, Mr. Campion co-founded Reality Group Pty Ltd., also a subsidiary of KIT digital, based in Melbourne, Australia. Since its formation, Reality Group has attracted blue-chip advertising clients such as BP, GM, Tabcorp and Saab. Mr. Campion has also served as Chief Executive Officer of Shoppers Advantage, a leading Australian e-commerce company, and as a director of Presidential Card, Australia's largest discount loyalty program. Mr. Campion received a B.A. degree with Honors in Marketing from Huddersfield University, United Kingdom.

Mr. Felsher, age 59, was the Vice Chairman and Chief Financial Officer-Worldwide of Grey Global Group Inc., one of the largest marketing communications firms in the world, and was responsible for its integration into WPP Group plc following WPP Group’s acquisition of Grey in March 2005. Mr. Felsher was responsible for overseeing Grey’s financial operations, investor relations, acquisitions and other corporate functions. In these and prior roles, Mr. Felsher assisted Grey in becoming one of the most respected, responsible and successful independent companies in the marketing communications industry. Mr. Felsher joined Grey in 1979 as a Vice President, became Senior Vice President in 1986 and Chief Financial Officer in 1989. He headed Grey’s Legal Affairs department from 1979 to 1989. Since 2007 when he left Grey, Mr. Felsher has worked with a number of intellectual property and marketing services companies to help them achieve their business goals. Mr. Felsher received a B.A. degree in Classical Greek from Dickinson College, was a Thomas J. Watson Fellow doing research in Greece and Turkey, and graduated from Yale Law School.

Mr. Felsher has not engaged in a related party transaction with us during the last two years.

In connection with the election of these new directors, Robert Petty resigned as Vice Chairman and a member of our board. There was no disagreement or dispute with us concerning his resignation.

Item 8.01.	Other Events.

On November 12, 2008, we received $1,425,000 in straight (non-convertible) debt from Genesis Merchant Partners, LP, pursuant to the terms of a note purchase agreement. The proceeds of the loan may be used for our working capital needs. The loan bears cash interest payable monthly in arrears, and matures on December 31, 2009. The principal is repayable in monthly installments of $75,000 beginning in May 2009, with the remainder of the principal due at maturity. The note is secured by the company’s property, including accounts receivable and inventory, but excludes any security interests in our Visual Connection, a.s. and Reality Group Pty Ltd. subsidiaries. In conjunction with the borrowing, we issued to Genesis Merchant Partners, LP a warrant entitling it to purchase, for $0.34 per share, 4,875,000 shares of our common stock through October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer

Date: November 20, 2008